EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2005 accompanying the consolidated financial statements and schedule included in the Annual Report of Paulson Capital Corp. and Subsidiary on Form 10-K for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Paulson Capital Corp. on Form S-8 (File No. 333-123370) effective  April 2, 2007.

/s/ GRANT THORNTON LLP

Portland, Oregon
March 30, 2007